EXHIBIT 99.1

HSN, Inc. Reports First Quarter 2014 Results

HSNi Results for the First Quarter 2014:

  Net sales increased 1% with digital sales up 6%
  Adjusted EPS was $0.50 compared to $0.56 in the prior year

ST. PETERSBURG, Fla., May 1, 2014 (GLOBE NEWSWIRE) -- HSN, Inc. (Nasdaq:HSNI) reported results for the first quarter ended March 31, 2014 for HSN, Inc. ("HSNi" or "Company") and its two operating segments, HSN and Cornerstone.

Table 1
SUMMARY RESULTS AND KEY OPERATING METRICS (a)
($ in millions, except per share and average price point amounts)

	Q1 2014	Q1 2013	Change

Net Sales	$ 777.4	$ 772.7	1%

Adjusted EBITDA (Non-GAAP)	$ 59.8	$ 66.8	(11)%
Operating Income (GAAP) (b)	$ 41.9	$ 52.5	(20)%

Adjusted Net Income (Non-GAAP)	$ 27.3	$ 31.6	(14)%
Income from continuing operations (GAAP) (b)	$ 24.2	$ 31.6	(23)%

Adjusted EPS (Non-GAAP)	$ 0.50	$ 0.56	(11)%
Diluted EPS (GAAP) (b)	$ 0.45	$ 0.56	(20)%

HSNi:
Average price point	$ 59.96	$ 61.04	(2)%
Units shipped (millions)	14.6	14.3	2%
Gross margin	35.5%	36.3%	(80 bps)
Return rate	17.0%	18.3%	130 bps
Digital sales penetration	46.8%	44.6%	220 bps

(a) HSNi's two operating segments, HSN and Cornerstone, are presented separately in Tables 2 and 3 of this release.
(b) Q1 2014 results include a charge of $3.1 million, or $0.05 per diluted share, for a tentative settlement with the Consumer Product Safety Commission related to a product sold from 2005 through 2010 at one of the Cornerstone brands.

See reconciliation of Non-GAAP to GAAP measures in Table 4.

First Quarter 2014 Results vs First Quarter 2013 Results

  HSNi's net sales grew 1% over the prior year to $777.4 million. HSN's net sales decreased 1% to $544.5 million, including 5% growth in digital sales. Cornerstone's net sales increased 5% to $232.9 million, including 6% growth in digital sales.
  HSNi's Adjusted EBITDA decreased 11% to $59.8 million. HSN's Adjusted EBITDA was relatively consistent with prior year at $59.1 million. Cornerstone's Adjusted EBITDA decreased to $0.6 million from $7.9 million in the prior year primarily due to unfavorable results in the apparel brands, particularly Garnet Hill.
  GAAP operating income, which includes a $3.1 million charge for a tentative settlement with the Consumer Product Safety Commission ("CPSC") related to a product sold from 2005 through 2010 at one of the Cornerstone brands, was $41.9 million compared to $52.5 million in the prior year. Diluted EPS was $0.45 compared to $0.56.
  Adjusted EPS, which excludes the $3.1 million charge for the CPSC settlement, was $0.50 compared to $0.56 in the prior year.
  Effective May 1, 2014, HSNi's board of directors approved a quarterly cash dividend of $0.25 per share payable June 18, 2014 to shareholders of record as of June 4, 2014.

"Similar to the overall retail sector, our results were impacted in the first quarter partially due to severe weather across the country, and softness in women's apparel, particularly at Garnet Hill. At HSNi, we are seeing improved performance, as demand strengthened throughout March," said Mindy Grossman, CEO of HSN, Inc. "I believe our opportunity to drive growth remains intact and we are pleased with the areas of strength that we demonstrated during the quarter, including an increase in digital penetration of 220 basis points to 47%, mobile growth of 44% and reaching our highest customer levels to date."

Table 2
SEGMENT RESULTS
($ in millions)

	Three Months Ended
	March 31,
	2014	2013	Change
Net Sales
HSN	$ 544.5	$ 550.1	(1)%
Cornerstone	232.9	222.5	5%
Total HSNi	$ 777.4	$ 772.7	1%

Gross Profit
HSN	$ 190.6	$ 192.4	(1)%
Cornerstone	85.2	87.8	(3)%
Total HSNi	$ 275.8	$ 280.1	(2)%

Adjusted EBITDA (Non-GAAP measure)
HSN	$ 59.1	$ 58.9	—%
Cornerstone	0.6	7.9	(92)%
Total HSNi	$ 59.8	$ 66.8	(11)%

Operating Income (Loss)
HSN	$ 48.6	$ 48.6	—%
Cornerstone (a)	(6.7)	3.9	(272)%
Total HSNi	$ 41.9	$ 52.5	(20)%

(a) Q1 2014 results include a $3.1 charge for the CPSC settlement.

See reconciliation of Non-GAAP to GAAP measures in Table 4.

Table 3
SEGMENT KEY OPERATING METRICS

	Three Months Ended
	March 31,
	2014	2013	Change
HSN:
Average price point	$ 56.38	$ 57.83	(3)%
Units shipped (millions)	11.2	11.1	1%
Gross margin	35.0%	35.0%	0 bps
Return rate	18.3%	20.0%	170 bps
Digital sales penetration	37.9%	35.7%	220 bps
Cornerstone:
Average price point	$ 71.44	$ 71.98	(1)%
Units shipped (millions)	3.4	3.2	7%
Gross margin	36.6%	39.5%	(290 bps)
Return rate	13.8%	13.7%	(10 bps)
Digital sales penetration	67.6%	66.8%	80 bps
Catalog circulation (millions)	81.7	75.7	8%

HSN Segment Results for the First Quarter 2014

HSN's net sales were $544.5 million, a decrease of 1% from the prior year. Digital sales grew 5% with penetration increasing 220 basis points to 37.9%. Sales grew in home design, offset by lower sales in electronics, jewelry and health. The return rate decreased 170 basis points to 18.3% primarily due to changes in product mix. The units shipped increased 1% while the average price point decreased 3%.

Gross margin was 35.0%, consistent with the prior year. The gross margin was favorably impacted by product mix and less clearance sales, offset by lower net shipping margins. Operating expenses as a percentage of net sales (excluding non-cash charges) decreased 20 basis points to 24.1% of net sales.

Adjusted EBITDA was $59.1 million compared to $58.9 million in the prior year. Operating income was $48.6 million, consistent with the prior year.

Cornerstone Segment Results for the First Quarter 2014

Cornerstone's net sales were $232.9 million, an increase of 5% from the prior year, which were driven by strong sales growth in the home brands, partially offset by declines in the apparel brands. Digital sales grew 6% with penetration increasing 80 basis points to 67.6%.

Gross profit decreased 3% to $85.2 million. Gross margin decreased to 36.6% from 39.5% primarily due to increased promotional activity in the apparel brands, particularly Garnet Hill, and lower net shipping margins.

Operating expenses include a $3.1 million charge for a tentative settlement with the Consumer Product Safety Commission related to a product sold from 2005 through 2010 at one of the Cornerstone brands. Excluding non-cash charges and the $3.1 million CPSC settlement, operating expenses as a percentage of net sales increased 40 basis points to 36.3% primarily due to an increase in selling and marketing costs.

Adjusted EBITDA decreased $7.3 million to $0.6 million primarily due to unfavorable results in the apparel brands, particularly Garnet Hill. GAAP operating loss, which includes the $3.1 million charge for the CPSC settlement, was $6.7 million compared to GAAP operating income of $3.9 million in the prior year.

Effective Tax Rate

HSNi's effective tax rate was 39.8% for the first quarter of 2014 compared to 38.0% in the prior year. The change in the quarterly effective tax rate was primarily due to the non-deductibility of the $3.1 million charge for the CPSC settlement. Excluding the impact of this item, the effective tax rate for the first quarter would have been 36.9%.

Liquidity and Capital Resources

As of March 31, 2014, HSNi had cash and cash equivalents of $160.9 million compared to $196.4 million at December 31, 2013 and $150.9 million at March 31, 2013. Net cash used by operating activities in the quarter ended March 31, 2014 was $8.7 million compared to $19.5 million provided by operating activities in the prior year, a decline of $28.2 million, due primarily to an increase in inventories and other changes in working capital.

Effective May 1, 2014, HSNi's board of directors approved a quarterly cash dividend of $0.25 per share payable June 18, 2014 to shareholders of record as of June 4, 2014.

During the first quarter, HSNi repurchased approximately 27,000 shares of its common stock at a cost of $1.5 million, or an average cost of $54.10 per share. From inception of the share repurchase program in September 2011 through April 30, 2014, HSNi repurchased a total of 9.0 million shares at an aggregate cost of $397.0 million, representing an average cost of $44.03 per share. HSNi is authorized to purchase up to 10 million shares under the repurchase program authorized in September 2011.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements relating to the future performance and financial condition of HSNi, its operating segments and its consolidated subsidiaries. Forward-looking statements are based on management's current expectations and assumptions which may not prove to be accurate. Forward-looking statements are not guarantees of performance or historical facts and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to: changes in political, business and economic conditions, particularly those that affect consumer confidence, consumer spending or digital sales growth; changes in our relationships with pay television operators, vendors, manufacturers and other third parties; changes in shipping and handling costs, particularly if we are unable to offset them; any technological or regulatory developments that could negatively impact the way we do business, including regulations regarding state and local sales and use taxes; risks associated with possible systems failures and/or security breaches, including any breach that results in the theft, transfer or unauthorized disclosure of customer, employee or company information, or the failure to comply with various laws applicable to HSNi in the event of such a breach; HSNi's business prospects and strategy, including whether HSNi's initiatives and investments will be effective; our ability to offer new or innovative products and services through various platforms in a cost effective manner and consumer acceptance of these products and services; risks associated with acquisitions including the ability to successfully integrate new business and achieve expected benefits and results; and the loss of any key member of our senior management team. More information about potential factors that could affect HSNi's business and financial results is included in our filings with the U.S. Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect HSNi's business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, any forward-looking statements may not prove to be accurate. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Accordingly, you should not place undue reliance on any forward-looking statements, which only reflect the views of HSNi management as of the date of this press release. Such statements speak only to the date such statements are made and HSNi does not undertake to update any forward-looking statements. Historical results should not be considered as an indication of future performance.

Conference Call

Mindy Grossman, Chief Executive Officer, and Judy Schmeling, Chief Operating Officer and Chief Financial Officer, will hold a conference call on Thursday, May 1, 2014 at 9:00 a.m., Eastern Daylight Time, to discuss these results. Those interested in participating in the conference call should dial 877-307-0246 or 224-357-2394 at least five minutes prior to the call. There will also be a simultaneous audio webcast available via HSNi's website at http://www.hsni.com.

A replay of the conference call can be accessed until Thursday, May 15, 2014 by dialing 855-859-2056 or 404-537-3406, plus the pass code 25309081 and will also be hosted on the company's website for a limited time.

About HSN, Inc.

HSN, Inc. (Nasdaq:HSNI) is a $3.4 billion interactive multichannel retailer with strong direct-to-consumer expertise among its two operating segments, HSN and Cornerstone. HSNi offers innovative, differentiated retail experiences on TV, online, via mobile devices, in catalogs, and in brick and mortar stores. HSN, a leading interactive multichannel retailer which offers a curated assortment of exclusive products combined with top brand names, now reaches 95 million homes (24 hours a day, seven days a week, live 364 days a year). HSN.com offers a differentiated digital experience by leveraging content, community and commerce. In addition to its existing media platforms, HSN is the industry leader in transactional innovation, including services such as HSN Shop by Remote®, the only service of its kind in the U.S., the HSN Shopping App for mobile handheld devices and HSN on Demand®. Cornerstone comprises leading home and apparel lifestyle brands including Ballard Designs®, Chasing Fireflies®, Frontgate®, Garnet Hill®, Grandin Road®, Improvements® and TravelSmith®. Cornerstone distributes approximately 320 million catalogs annually, operates eight separate digital sales sites and operates 10 retail and outlet stores.

GAAP FINANCIAL STATEMENTS
HSN, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands except per share amounts)

	Three Months Ended
	March 31,
	2014	2013

Net sales	$ 777,420	$ 772,651
Cost of sales	501,646	492,504
Gross profit	275,774	280,147
Operating expenses:
Selling and marketing	167,240	164,542
General and administrative	55,910	53,135
Depreciation and amortization	10,756	9,952
Total operating expenses	233,906	227,629
Operating income	41,868	52,518
Interest expense, net	(1,699)	(1,640)
Income from continuing operations before income taxes	40,169	50,878
Income tax provision	(15,987)	(19,325)
Income from continuing operations	24,182	31,553
Loss from discontinued operations, net of tax	—	(9)
Net income	$ 24,182	$ 31,544

Net income per share
Basic	$ 0.45	$ 0.58
Diluted	$ 0.45	$ 0.56

Shares used in computing earnings per share
Basic	53,160	54,787
Diluted	54,165	56,278

Dividends declared per common share	$ 0.25	$ 0.18

HSN, INC. CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)
	March 31,	December 31,	March 31,
	2014	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$ 160,868	$ 196,433	$ 150,872
Accounts receivable, net	206,857	265,115	185,584
Inventories	365,847	327,319	341,627
Deferred income taxes	28,309	29,761	28,295
Prepaid expenses and other current assets	56,454	48,630	52,079
Total current assets	818,335	867,258	758,457
Property and equipment, net	175,798	178,720	168,643
Intangible assets, net	262,198	262,460	266,285
Goodwill	9,858	9,858	9,858
Other non-current assets	19,643	19,627	6,724
TOTAL ASSETS	$ 1,285,832	$ 1,337,923	$ 1,209,967
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable, trade	$ 211,160	$ 255,627	$ 212,786
Current maturities of long-term debt	12,500	12,500	12,500
Accrued expenses and other current liabilities	196,755	207,984	179,148
Total current liabilities	420,415	476,111	404,434
Long-term debt, net of current maturities	225,000	228,125	237,500
Deferred income taxes	84,533	88,034	80,979
Other long-term liabilities	15,089	16,572	11,703
Total liabilities	745,037	808,842	734,616
Total shareholders' equity	540,795	529,081	475,351
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,285,832	$ 1,337,923	$ 1,209,967

HSN, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands)
	Three Months Ended
	March 31,
	2014	2013
Cash flows from operating activities attributable to continuing operations:
Net income	$ 24,182	$ 31,544
Loss from discontinued operations, net of tax	—	(9)
Income from continuing operations	24,182	31,553
Adjustments to reconcile income from continuing operations to net cash (used in) provided by operating activities attributable to continuing operations:
Depreciation and amortization	10,756	9,952
Stock-based compensation expense	4,026	3,709
Amortization of debt issuance costs	275	280
Deferred income taxes	(2,031)	1,251
Bad debt expense	4,594	5,195
Excess tax benefits from stock-based awards	(3,583)	(3,925)
Other	(5)	661
Changes in assets and liabilities:
Accounts receivable	53,679	58,931
Inventories	(38,528)	(10,691)
Prepaid expenses and other assets	(7,603)	(5,690)
Accounts payable, accrued expenses and other liabilities	(54,461)	(71,775)
Net cash (used in) provided by operating activities attributable to continuing operations	(8,699)	19,451
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(7,262)	(10,659)
Other	(540)	—
Net cash used in investing activities attributable to continuing operations	(7,802)	(10,659)
Cash flows from financing activities attributable to continuing operations:
Repayments of long-term debt	(3,125)	—
Repurchase of common stock	(1,467)	(62,563)
Cash dividends paid	(13,292)	(9,915)
Proceeds from issuance of common stock	715	1,863
Tax withholdings related to stock-based awards	(5,478)	(11,142)
Excess tax benefits from stock-based awards	3,583	3,925
Payment of contingent consideration obligation	—	(2,172)
Net cash used in financing activities attributable to continuing operations	(19,064)	(80,004)
Total cash used in continuing operations	(35,565)	(71,212)
Net cash used in discontinued operations	—	(8)
Net decrease in cash and cash equivalents	(35,565)	(71,220)
Cash and cash equivalents at beginning of period	196,433	222,092
Cash and cash equivalents at end of period	$ 160,868	$ 150,872

Table 4
RECONCILIATIONS OF NON-GAAP TO GAAP MEASURES

HSN, INC. RECONCILIATION OF NON-GAAP TO GAAP DETAILED SEGMENT RESULTS
(unaudited; in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2014			March 31, 2013
	HSN	Cornerstone	Total	HSN	Cornerstone	Total
Adjusted EBITDA	$ 59,142	$ 615	$ 59,757	$ 58,934	$ 7,906	$ 66,840
Stock-based compensation expense	(3,145)	(881)	(4,026)	(2,823)	(886)	(3,709)
Depreciation and amortization	(7,436)	(3,320)	(10,756)	(6,821)	(3,131)	(9,952)
CPSC settlement	—	(3,100)	(3,100)	—	—	—
Loss on disposition of fixed assets	—	(7)	(7)	(661)	—	(661)
Operating income (loss)	$ 48,561	$ (6,693)	$ 41,868	$ 48,629	$ 3,889	$ 52,518
Interest expense, net			(1,699)			(1,640)
Income from continuing operations before income taxes			40,169			50,878
Income tax provision			(15,987)			(19,325)
Income from continuing operations			24,182			31,553
Loss from discontinued operations, net of tax			—			(9)
Net income			$ 24,182			$ 31,544

HSN, INC. RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EPS TO GAAP NET INCOME AND GAAP DILUTED EPS
(unaudited; in thousands except per share amounts)

	Three Months Ended
	March 31,
	2014		2013

	Net Income	EPS	Net Income	EPS
Non-GAAP Adjusted	$ 27,282	$ 0.50	$ 31,553	$ 0.56
CPSC settlement	(3,100)	(0.05)	—	—
GAAP results from continuing operations	24,182	0.45	31,553	0.56
Loss from discontinued operations, net of tax	—	—	(9)	—
GAAP	$ 24,182	$ 0.45	$ 31,544	$ 0.56
GAAP diluted weighted average shares outstanding		54,165		56,278

HSN, INC.'S PRINCIPLES OF FINANCIAL REPORTING

HSNi reports Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, all of which are supplemental measures to GAAP. These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. HSNi endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures contained in this release and which we discuss below.

Definitions of Non-GAAP Measures

Adjusted EBITDA is defined as operating income excluding, if applicable: (1) non-cash charges including: (a) stock-based compensation expense, (b) amortization of intangibles, (c) depreciation and gains and losses on asset dispositions, and (d) goodwill, long-lived asset and intangible asset impairments; (2) pro forma adjustments for significant acquisitions; and (3) other significant items. Significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, thereby affecting the comparability of results. Adjusted EBITDA is not a measure determined in accordance with GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. Adjusted EBITDA is used as a measurement of operating efficiency and overall financial performance and HSNi believes it to be a helpful measure for those evaluating companies in the retail and media industries. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Adjusted EBITDA has certain limitations in that it does not take into account the impact to HSNi's statement of operations of certain expenses, gains and losses that are excluded from the company's definition of Adjusted EBITDA.

Adjusted Net Income is defined as net income available to common shareholders excluding, net of tax effects, if applicable: (1) goodwill, long-lived asset and intangible asset impairments, (2) pro forma adjustments for significant acquisitions, (3) discontinued operations and (4) other significant items. Significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, thereby affecting the comparability of results. We believe Adjusted Net Income is useful to investors because it represents HSNi's consolidated results taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items.

Adjusted EPS is defined as Adjusted Net Income divided by diluted weighted average shares outstanding for Adjusted EPS purposes. We believe Adjusted EPS is useful to investors because it represents, on a per share basis, HSNi's consolidated results, taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items. Adjusted Net Income and Adjusted EPS have certain limitations in that they do not take into account the impact of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items. Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

CONTACT: Felise Glantz Kissell (Analysts/Investors)
         727-872-7529
         felise.kissell@hsn.net

         Gigi Ganatra Duff (Media)
         727-872-4808
         gigi.ganatraduff@hsn.net